EXHIBIT 10.29

ACKNOWLEDGMENT, CONSENT
AND REAFFIRMATION OF GUARANTOR OF LEASE

     THIS ACKNOWLEDGMENT, CONSENT AND REAFFIRMATION OF GUARANTOR OF LEASE (the "Consent"), is made this 20 day of October, 2010, by PREMIERE GLOBAL SERVICES, INC. ("Guarantor"), to and for the benefit of 3280 PEACHTREE I LLC ("Landlord").

WITNESSETH:

     WHEREAS, Guarantor did duly execute and deliver that certain Guaranty of Lease (the "Original Guaranty"), on October 28, 2005, in connection with and as a material inducement for that certain Lease Agreement, as amended, (the "Lease"), involving Landlord and Xpedite Systems, LLC, d/b/a Premiere Global Services ('Tenant").

     WHEREAS, Tenant has assigned its interest in the Lease to American Teleconferencing Services, Ltd., a Missouri company (“Assignee”), and an affiliate of Tenant pursuant to that certain Assignment and Assumption of Lease dated September __, 2010 (the “Assignment”); and

     WHEREAS, Guarantor is the parent company of Tenant and Assignee and will derive material and substantial benefit from the Assignment, and desires to provide this Consent, in connection with the Assignment.

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/00 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.	Assignment. Guarantor hereby acknowledges and consents to Assignment.

2.

No Modification. Tenant’s assignment of its interest in the Lease to Assignee pursuant to the Assignment in no way modifies or amends the Guaranty or any of Guarantor's obligations and duties under the Guaranty. Said Guaranty is and shall remain in full force and effect and is a valid and continuing obligation of Guarantor according to its terms.

3.	Warranties and Representations. The warranties and representations made by Guarantor in the Guaranty are made and ratified as of the date hereof with respect to this Consent.

4.	No Further Consent Required. The request made by Landlord herein and the giving of this Consent by Guarantor shall in no way be or be deemed to be a waiver of Landlord's rights under the Guaranty.

5.	Binding Nature. This Consent shall inure to the benefit of Landlord, Tenant and their respective heirs, legal representatives, successors and assigns.

6.	Georgia Law. This Consent has been given, and shall be construed under, the laws of the State of Georgia.

     IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed under seal and delivered on the day and year first above written.

"Guarantor"

PREMIERE GLOBAL SERVICES, INC.

By:	/s/ Scott Askins Leonard

Its:	Scott Askins Leonard – SVP Legal

[Corporate Seal]